UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report: November 1, 2004

Date of Earliest Event Reported: September 30, 2004

Commission file number 1-6450

GREAT LAKES CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	95-1765035
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9025 NORTH RIVER ROAD, SUITE 400
INDIANAPOLIS, INDIANA 46240
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 317-715-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2004, Great Lakes Chemical Corporation (the “Company”) consolidated its 364-day unsecured revolving credit facility and its five-year facility into a new five-year facility.  Under the facility, the Company may borrow up to $375 million.  The facility is used to support the Company’s commercial paper program and for general corporate purposes.  The facility contains certain covenants that include, among others, requirements for a maximum ratio of debt to EBITDA, as defined in the agreement.  Interest on borrowing outstanding under the agreement is based upon a variable rate tied to LIBOR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 1, 2004	By:	/s/	William L. Sherwood
William L. Sherwood
Vice President and Corporate Controller